Pro Forma Consolidated Financial Statements

(Giving effect to the sale of the Card-Not-Present and the

Canadian Card-Present Payment Processing Businesses)

(Unaudited)

OPTIMAL GROUP INC.

June 30, 2008

Six-month period ended June 30, 2008 and year ended December 31, 2007

(expressed in US dollars)

OPTIMAL GROUP INC.

Pro Forma Consolidated Financial Statements

(Giving effect to the sale of the Card-Not-Present and Canadian Card-Present Payment Processing Businesses)

(Unaudited)

June 30, 2008

Six-month period ended June 30, 2008 and year ended December 31, 2007

(expressed in US dollars)

Financial Statements

Pro Forma Consolidated Balance Sheet as at June 30, 2008	1
Pro Forma Consolidated Statement of Operations for the six-month period ended June 30, 2008	2
Pro Forma Consolidated Statement of Operations for the year ended December 31, 2007	3
Notes to Pro Forma Consolidated Financial Statements	4

OPTIMAL GROUP INC.

Pro Forma Consolidated Balance Sheet

(Giving effect to the sale of the Card-Not-Present and Canadian Card-Present Payment Processing Businesses)

(Unaudited)

June 30, 2008

(expressed in thousands of US dollars, except share and per share amounts)

	Optimal Group Inc.	Disposal of Card-not- Present and Canadian Card- Present businesses	Pro forma adjustments	Pro Forma consolidated

		(note 2)	(notes 2 and 3 (a))

Assets
Current assets:
Cash and cash equivalents	$51,000	$—	$7,766	$58,766
Cash held as reserves	5,768	(5,768)	—	—
Short-term investments	2,383	—	—	2,383
Short-term investments held as reserves	1,795	(1,795)	—	—
Settlement assets	1,402	(1,078)	—	324
Accounts and other receivables	19,367	(2,615)	—	16,752
Inventories	15,954	(13)	—	15,941
Income taxes receivable and refundable tax credits	576	—	—	576
Prepaid expenses and deposits	1,403	(326)	—	1,077
Future income taxes	876	—	—	876
	100,524	(11,595)	7,766	96,695
Restricted cash	19,183	—	—	19,183
Property and equipment	5,597	(806)	—	4,791
Goodwill	36,026	—	—	36,026
Intangible assets	77,817	(1,143)	—	76,674

	$239,147	$(13,544)	$7,766	$233,369

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$52,978	$(4,306)	$—	$48,672
Customer reserves and security deposits	19,233	(9,398)	—	9,835
Income taxes payable	7,681	—	—	7,681
Future income taxes	1,124	—	—	1,124
	81,016	(13,704)	—	67,312

Future income taxes	10,886	—	—	10,886
Shareholders’ equity:
Share capital	210,741	—	—	210,741
Warrants	2,696	—	—	2,696
Additional paid-in capital	32,798	—	—	32,798
Deficit	(97,506)	160	7,766	(89,580)
Accumulated other comprehensive loss	(1,484)	—	—	(1,484)
	147,245	160	7,766	155,171

	$239,147	$(13,544)	$7,766	$233,369

See accompanying notes to unaudited pro forma consolidated financial statements.

OPTIMAL GROUP INC.

Pro Forma Consolidated Statement of Operations

(Giving effect to the sale of the Card-Not-Present and Canadian Card-Present Payment Processing Businesses)

(Unaudited)

Six-month period ended June 30, 2008

(expressed in thousands of US dollars, except share and per share amounts)

	Optimal Group Inc.	Disposal of Card-not- Present and Canadian Card- Present businesses	Pro forma adjustments	Pro Forma consolidated

		(note 3 (b))	(note 3 (c))

Revenues	$72,829	$(20,308)	$—	$52,521

Expenses:
Transaction processing and cost of sales	46,063	(9,016)	—	37,047
Selling, general and administrative	26,285	(8,215)	—	18,070
Amortization of intangibles pertaining to transaction processing and cost of sales	9,596	(35)	(616)	8,945
Amortization of equipment pertaining to cost of sales	1,661	—	—	1,661
Amortization of equipment pertaining to selling, general and administrative	642	(320)	—	322
Stock-based compensation pertaining to selling, general and administrative	2,451	(34)	—	2,417
Research and development	2,750	(1,475)	—	1,275
Operating lease	960	(277)	—	683
Impairment of goodwill	29,097	(23,003)	—	6,094

Loss before undernoted item	(46,676)	22,067	(616)	(23,993)

Investment income	689	(194)	—	495

Loss before income taxes	(45,987)	21,873	(616)	(23,498)

Income taxes	10,453	—	(5,722)	4,731

Net loss and comprehensive loss	$(56,440)	$21,873	$(6,338)	$(28,229)

Weighted average number of shares:
Basic	25,910,169	—	—	25,910,169
Effect of dilutive stock options	—	—	—	—

Diluted	25,910,169	—	—	25,910,169

Loss per share:
Basic	$(2.18)	—	—	$(1.09)
Diluted	(2.18)	—	—	(1.09)

See accompanying notes to unaudited pro forma consolidated financial statements.

OPTIMAL GROUP INC.

Pro Forma Consolidated Statement of Operations

(Giving effect to the sale of the Card-Not-Present and Canadian Card-Present Businesses)

(Unaudited)

Year ended December 31, 2007

(expressed in thousands of US dollars, except share and per share amounts.)

	Optimal Group Inc.	Disposal of Card-not- Present and Canadian Card- Present businesses	Pro forma adjustments	Pro Forma consolidated

		(note 3 (b))	(note 3(c))

Revenues	$123,328	$(38,420)	$—	$84,908

Expenses:
Transaction processing and cost of sales	78,685	(18,200)	—	60,485
Selling, general and administrative	31,679	(12,301)	—	19,378
Amortization of intangibles pertaining to transaction processing and cost of sales	13,971	(50)	(1,231)	12,690
Amortization of equipment	1,908	(1,092)	—	816
Stock-based compensation pertaining to selling, general and administrative	6,257	(286)	—	5,971
Research and development	3,278	(2,547)	—	731
Operating lease	1,196	(623)	—	573
Impairment of goodwill	22,552	(17,829)	—	4,723

Loss before undernoted items	(36,198)	14,508	(1,231)	(20,459)

Investment income	5,831	(1,190)	—	4,641

Loss before income taxes and non-controlling interest	(30,367)	13,318	(1,231)	(15,818)

Income taxes	5,985	—	(4,448)	1,537

Loss before non-controlling interest	(36,352)	13,318	(5,679)	(17,355)

Non-controlling interest	(159)	—	—	(159)

Net loss and comprehensive loss	$(36,511)	$13,318	$(5,679)	$(17,514)

Weighted average number of shares:
Basic	24,179,134	—	—	24,179,134
Effect of dilutive stock options	—	—	—	—

Diluted	24,179,134	—	—	24,179,134

Loss per share:
Basic	$(1.51)	—	—	$(0.72)
Diluted	(1.51)	—	—	(0.72)

See accompanying notes to unaudited pro forma consolidated financial statements.

OPTIMAL GROUP INC.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

June 30, 2008

Six-month period ended June 30, 2008 and year ended December 31, 2007

(expressed in US dollars)

1.	Basis of Presentation:

The pro forma consolidated financial statements give effect to the following dispositions (i) the agreement to sell the Card-Not-Present payment processing business to 7012985 Canada Inc. and its designees completed on October 1, 2008 by Optimal Group Inc. ("Optimal" or "the Company"), and (ii) the agreement to sell the Canadian Card-Present payments processing business to Sterling Payment Solutions Inc. completed on August 29, 2008.

The pro forma consolidated financial statements as at and for the six-month period ended June 30, 2008 are based on the unaudited interim consolidated financial statements of Optimal as at and for the six-month period ended June 30, 2008. The pro forma statement of operations for the six-month period ended June 30, 2008 gives effect to the disposal of the Card-Not-Present and Canadian Card-Present payments processing businesses as if these transactions had taken place on January 1, 2007. The pro forma consolidated balance sheet gives effect to the disposals as if the transactions had taken place as at June 30, 2008.

The pro forma consolidated statement of operations for the year ended December 31, 2007 is based on the audited consolidated financial statements of Optimal for the year ended December 31, 2007. The pro forma consolidated statement of operations for the year ended December 31, 2007 gives effect to the disposal of the Card-Not-Present and Canadian Card-Present payments processing businesses as if the transactions had taken place on January 1, 2007.

The pro forma consolidated statement of operations is not necessarily indicative of the results of operations that would have been realized for the periods presented, nor does it purport to project the Company’s results of operations for any future periods. The statement of operations does not include expected benefits and incremental cost savings that may arise, if any, from the business disposals.

The pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements of Optimal as at and for the year ended December 31, 2007 and the interim consolidated financial statements as at and for the six-month period ended June 30, 2008.

2.	Business Dispositions:

On October 1, 2008, Optimal Payments Inc., Optimal Payments Corp. and Optimal Payments Limited (collectively, “Optimal Payments”), all wholly-owned subsidiaries of Optimal, completed the sale to OP Payments Inc., OPC Payments Inc. and OPL Payments Inc. (collectively “the Purchaser”), all designees of 7012985 Canada Inc., of substantially all of the assets of Optimal Payments used exclusively in Optimal's business of processing payments for Card-Not-Present transactions, pursuant to an asset purchase agreement dated August 5, 2008 between Optimal Payments and Optimal Payments (Ireland) Limited, as seller, and 7012985 Canada Inc., which is an affiliate of Card One Plus Ltd., as purchaser.

OPTIMAL GROUP INC.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

June 30, 2008

Six-month period ended June 30, 2008 and year ended December 31, 2007

(expressed in US dollars)

2.	Business Dispositions (continued):

The aggregate purchase price paid by the Purchaser was $7.0 million, plus the assumption of certain liabilities of Optimal Payments. The purchase price is subject to a post-closing working capital adjustment. At the closing of the transaction, Optimal Payments also paid to the Purchaser $850,000 in connection with the assumption by the Purchaser of certain liabilities in the amount of approximately $2.4 million of Optimal Payments.

In addition, Optimal Payments Inc. completed the sale to Sterling Payment Solutions Inc. of substantially all of the assets that relate to the Card-Present payments processing business in Canada. The purchase price for this transaction was $2 million including $500,000 receivable over a four-year period, plus the assumption of certain liabilities.

The following table summarizes the book value of the assets and liabilities at June 30, 2008 relating to the businesses sold by the Company:

	Card-Not Present	Canadian Card-Present	Total

Cash and short-term investments held as reserves	$7,563	$—	$7,563
Settlement assets	1,078	—	1,078
Accounts and other receivables	2,495	120	2,615
Inventories	—	13	13
Prepaid expenses	324	2	326
Property and equipment	726	80	806
Intangible assets	1,143	—	1,143
Accounts payable accrued liabilities	(4,162)	(144)	(4,306)
Customer reserves and security deposits	(9,398)	—	(9,398)

Carrying amount of net assets sold by the Company	$(231)	$71	$(160)

Proceeds from sale included as a pro forma adjustment to cash and cash equivalents consist of:
Cash consideration and present value of balance of sale	0	0	$8,966
Less: amount paid by Optimal	0	0	(850)
Less: estimated transaction costs	0	0	(350)

	0	0	$7,766

OPTIMAL GROUP INC.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

June 30, 2008

Six-month period ended June 30, 2008 and year ended December 31, 2007

(expressed in US dollars)

3.       Pro Forma Adjustments:

The pro forma consolidated financial statements incorporate the following adjustments:

As a result of the agreements to sell the Card-Not-Present and Canadian Card-Present payment processing businesses:

(a)	Represents the estimated net proceeds to be received from the business dispositions (see note 2).
(b)	Represents the estimated results of operations of the Card-Not-Present and Canadian Card-Present payment processing businesses for the period indicated.
(c)	Represents adjustments to amortization expense and income taxes, respectively, to reverse expenses recorded in these periods related to assets that are assumed to be disposed of January 1, 2007.